EXHIBIT 10.1

SUBORDINATED UNSECURED PROMISSORY NOTE
DATED JULY 31, 2007

This Security has not been registered under the Securities Act of 1933 (hereinafter the “1933 Act”) or under applicable state securities law (hereinafter the “State Acts”) and may not be sold, assigned, pledged, transferred or hypothecated, whether or not for consideration, by the holder except upon issuance to the Company of a favorable written opinion of Counsel for the Company or upon submission to the Company of such other evidence as may be satisfactory to counsel to the Company to the effect that any such sale, assignment, pledge, transfer or hypothecation will not be in violation of the 1933 Act or the State Acts.

PETROHUNTER ENERGY CORPORATION

Subordinated Unsecured Promissory Note

July 31, 2007

US$250,000.00	Denver, Colorado

FOR VALUE RECEIVED, PetroHunter Energy Corporation, a Maryland corporation (hereinafter the “Company”) promises to pay to the order of Bruner Family Trust UTD March 28, 2005 (hereinafter the “Holder”), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest at the rate of eight percent (8%) per annum (hereinafter “Interest”), such principal and Interest to be payable ON THE LATER OF, (i) the date upon which all of the Senior Indebtedness (as defined herein) has been indefeasibly paid in full, and (ii) ninety (90) days from the date hereof, in each case, in lawful money of the United States of America, subject, however, to the restrictions contained in Section 1 hereof.  Holder shall advance the principal amount of this Note to the Company in one or more advances and interest shall accrue from the date of each such advance.

1. SUBORDINATION

1.1.                      The Company covenants and agrees, and Holder of this Note, by acceptance hereof, covenants and agrees, that the payment of the principal of and interest on this Note is expressly subordinated, only to the extent and in the manner hereinafter set forth, in right of payment of the principal of and interest on all Senior Indebtedness (as hereinafter defined) of the Company.  “Senior Indebtedness,” for the purposes hereof, shall mean all present and future debts and obligations of the Company of any kind, secured or unsecured, due or to become due, direct or indirect, jointly or independently owed by the Company to Global Project Finance AG pursuant to Credit and Security Agreements dated January 9, 2007 and May 21, 2007.

1.2.                      So long as any Senior Indebtedness is outstanding, no payment of the principal of or interest on this Note shall be made and no property or assets of the Company shall be applied to the purchase or other acquisition by the Company of this Note if, at the time thereof or immediately after giving effect thereto, there shall exist under the Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness shall have been incurred any event of default which shall not have been waived or cured as provided under the terms of any such agreement.

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1.3.                      In the event of any dissolution, winding up (other than a merger or share exchange), liquidation or reorganization of the Company (in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise) or in the event of any default in the payment of any Senior Indebtedness as to which default the Holder thereof shall have given the Company notice (hereinafter a “proceeding”), then all principal of, premium and interest on, the Senior Indebtedness shall first be paid in full before the Holder of this Note shall be entitled to receive any payment or distribution in respect of the principal of or interest on this Note (other than a distribution of securities the right to payment of which is, at least to the same extent as the right to payment of this Note, subordinated to the prior payment or provision for payment in full of all Senior Indebtedness then outstanding). In any such proceeding, any payment or distribution of any kind or character, whether in cash, securities or other property, to which the Holder of this Note would be entitled if this Note were not so subordinated to the Senior Indebtedness shall be paid by the liquidating trustee, agent or other person making such payment to the holder(s) of the Senior Indebtedness for application to the payment of the Senior Indebtedness remaining unpaid until such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holder(s) of the Senior Indebtedness. To the extent that the holder(s) of Senior Indebtedness have received payments which, but for the provisions of this Section 1, would have been paid to the Holder of this Note, then, upon payment in full of the Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holder(s) of the Senior Indebtedness to receive payments of distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no such payments or distributions to the holder(s) of the Senior Indebtedness, which, but for the provisions hereof, would have been payable or distributable to the Holder of this Note, shall, as between the Company, its creditors (other than the holder(s) of the Senior Indebtedness) and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note.

1.4.                      Holder of this Note, by acceptance hereof, covenants and agrees that such Holder will not accept or receive, nor authorize any other person to accept or receive, for the benefit of such Holder, any payment of principal of or interest on this Note which such Holder is not entitled to receive or retain under any of the provisions of this Note.  In the event that the Holder of this Note shall receive any such payment or distribution which such Holder is not entitled to retain under any of the foregoing subordination provisions, such Holder will hold any amount so received in trust for the holder(s) of the Senior Indebtedness and will forthwith turn over such payment or distribution (without liability for interest thereon) to the holder(s) of Senior Indebtedness in the form received to be applied to the Senior Indebtedness.

1.5.                      The holder(s) of any Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder of this Note, without incurring responsibility to the Holder of this Note and without impairing or releasing the obligations of the Holder of this Note to the holder(s) of the Senior Indebtedness, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend in any manner any agreement pursuant to which Senior Indebtedness shall have been issued and exercise or refrain from exercising any rights against the Company and any other person.

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1.6.                      No holder of Senior Indebtedness shall be prejudiced in its right to enforce subordination of this Note by any act or failure to act by the Company or any other person in the custody of the assets or property of the Company.

1.7.                      The provisions of this Section 1 regarding subordination are solely for the purpose of defining the relative rights of the holder(s) of Senior Indebtedness on the one hand and the rights of the Holder of this Note on the other hand, and none of such provisions shall impair, as between the Company and the Holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Note the principal of and interest on this Note in accordance with its terms, and no such provisions shall prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law.

2.  EVENTS OF DEFAULT.

If one or more of the following events (hereinafter “events of default”) shall occur:

(a) default in the payment of any principal of or interest on this Note and the continuation of such default for a period of 10 days;

(b) breach of any covenant contained in this Note and the continuation of such breach for a period of 30 days or more after written notice thereof;

(c) the Company or any of its subsidiaries files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute (the “Code”) or the entry by a court of competent jurisdiction of a decree or order adjudging the company or the subsidiary, as the case may be, a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the subsidiary under the Code or appointing a receiver, trustee or other similar official of the Company or the subsidiary or all or substantially all of its assets or the subsidiary’s assets, or ordering the winding up or liquidation of its affairs or the subsidiary’s affairs, and the continuation of such decree or order unstayed and in effect for a period of 60 consecutive days;

(d) the institution by the Company or any of its subsidiaries or the consent to the institution by the Company or its subsidiary of proceedings to adjudicate the Company or its subsidiary a bankrupt or insolvent or the filing or consent by the Company or its subsidiary to the filing of a petition or answer seeking reorganization or relief under the Code, the consent by the Company or its subsidiary to the appointment of a receiver, trustee or other similar official of the Company or its subsidiary or of any substantial part of its property of its subsidiary’s property, an assignment by the Company or its subsidiary for the benefit of creditors or the admission by the Company or its subsidiary in writing of its inability to pay its debts generally as they become due; or

(e) a default by the Company in any of its obligations under any other promissory note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be

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secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

then, subject to the terms, provisions and restrictions contained in Section 1 hereof, the Holder of this Note may, by written notice to the Company, declare the entire unpaid principal of and accrued and unpaid Interest on this Note to be due and payable and, upon such declaration, the same shall become due and payable forthwith without further demand or notice, the payment on such declaration, however, being subject to the subordination provisions of this Note.

3.  MISCELLANEOUS.

3.1.                      All powers and remedies given by this Note to the Holder hereof shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other power or remedy or of any other powers and remedies available to the Holder hereof, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note.  No delay or omission of the Holder hereof to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein.  Every power and remedy given by this Note or by law to the Holder hereof may be exercised from time to time, and as often as shall be deemed expedient, by the Holder hereof, all subject, as hereinabove provided, to the payment of the principal of and the interest on this Note being expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness.

3.2.                      In addition to the payments provided for above, subject to the terms, provisions and restrictions contained in Section 1 hereof, the Company agrees to pay all expenses incurred, including reasonable attorneys’ fees, if this Note is placed in the hands of an attorney for collection or if it is collected through bankruptcy or other judicial proceedings.

3.3.                      The Company, to the extent permitted by law, waives notice, demand, presentment for payment, protest, the filing of suit or the taking of any other action by any Holder hereof for the purpose of fixing its liability hereon.

3.4.                      This Note has been executed and delivered in and shall be governed by and construed in accordance with the laws of the State of Colorado.

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IN WITNESS WHEREOF, the Company has executed this Note under seal on the day and year first above written.

PETROHUNTER ENERGY CORPORATION

By:	/s/ David Brody
Name:	David Brody
Title:	Vice President & General Counsel

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